STOCK OPTION AGREEMENT, made as of the 23rd day of December, 2010, between STEM CELL ASSURANCE, INC., a Nevada corporation (the “Company”), and MARK WEINREB (the “Optionee”).
___________________

WHEREAS, the Optionee is an employee of the Company or a parent or subsidiary thereof;

WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company’s 2010 Equity Participation Plan (the “Plan”) and upon and subject to the following terms and conditions:

1. GRANT OF OPTION.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to Fifty Million (50,000,000) shares of Common Stock of the Company (the “Option Shares”) during the period commencing on December 23, 2010 and terminating at 11:59 P.M. on December 22, 2020 (the “Term”).

2. NATURE OF OPTION.  The Option is not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to “incentive stock options”.

3. EXERCISE PRICE.  The exercise price of each of the Option Shares shall be  One Mil ($0.001) (the “Exercise Price”).  The Company shall pay all original issue or transfer taxes on the exercise of the Option.

4. EXERCISE OF OPTIONS.

(a)           The Option shall be exercised in accordance with the provisions of the Plan.  As soon as practicable after the receipt of notice of exercise and payment of the Exercise Price as provided for in the Plan, the Company shall tender to the Optionee a certificate issued in the Optionee=s name evidencing the number of Option Shares covered thereby.

(b)           Notwithstanding Section 4(a) hereof, in lieu of paying the Exercise Price in cash, the Optionee may elect, upon written notice to the Company at the time of exercise, to pay the Exercise Price, in whole or in part, by having the Company reduce the number of Option Shares otherwise issuable by a number of shares of Common Stock having a Fair Market Value (as such term is defined in the Plan) at the time of exercise equal to the Exercise Price of the Option being exercised.

5. TRANSFERABILITY.  The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee=s lifetime, shall not be exercisable by any person other than the Optionee.

6. TERMINATION OF EMPLOYMENT.  The Option shall remain exercisable until the Expiration Date notwithstanding any termination or cessation of employment or other association with the Company or its subsidiaries for any reason whatsoever.

7. INCORPORATION BY REFERENCE.  The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

8. NOTICES.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 200 Glades Road, Suite 2, Boca Raton, Florida 33432, Attention: Chief Financial Officer, and to the Optionee at the address indicated below.  Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

9. BINDING EFFECT.  This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10. ENTIRE AGREEMENT.  This Stock Option Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

11. GOVERNING LAW.  This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, excluding choice of law rules thereof.

12. EXECUTION IN COUNTERPARTS. This Stock Option Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

13. FACSIMILE SIGNATURES.  Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.

14. INTERPRETATION; HEADINGS.  The provisions of this Stock Option Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.  The headings and captions under sections and paragraphs of this Stock Option Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Option Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

STEM CELL ASSURANCE, INC.

By: /s/ Richard M. Proodian
Name: Richard M. Proodian
Title: Chief Financial Officer

/s/ Mark Weinreb
Signature of Optionee

Mark Weinreb
Name of Optionee

9 Colgate Lane
Woodbury, NY 11797
Address of Optionee

3